EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-12945 and 333-47253) of RockShox, Inc. of our reports dated April 27, 1999 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 18, 1999